news


FINANCIAL
RELATIONS BOARD



COACTIVE MARKETING GROUP                  FINANCIAL RELATIONS BOARD
------------------------                  -------------------------

Donald A. Bernard                         Marilynn Meek - General, 212-445-8451
Executive Vice President                  Susan Garland - Analysts, 212-445-8458
  & Chief Financial Officer
516-622-2830


FOR IMMEDIATE RELEASE



                     COACTIVE MARKETING GROUP, INC. REPORTS
                  FISCAL SECOND QUARTER 2005 FINANCIAL RESULTS


Great Neck, NY, November 4, 2004 -- CoActive Marketing Group, Inc. (Nasdaq:
Small Cap: CMKG), an independent full service marketing, sales promotion and interactive services company, today reported financial results for its second quarter ended September 30, 2004.

Net income for the quarter was $659,826, or $0.11 per basic share and $0.10 per diluted share, compared to a net income of $11,846 or $0.00 per basic and diluted share for the comparable period last year. Sequentially, earnings advanced $0.07 from $0.03 for first quarter fiscal 2005. Sales for the second quarter of fiscal 2005 increased 40.3% to $23,223,187 compared to sales of $16,557,568 for the second quarter of 2004. Sales for the second quarter of 2005 and 2004, respectively, included $4,973,908 and $4,264,837 of reimbursable costs and expenses.

Net income for the first six months of fiscal 2005 was $857,363, or $0.14 per basic share and $0.13 per diluted share, compared to a loss of $(1,292,763) or $(0.25) per basic and diluted share for the same period last year. As result of a change in accounting policy adopted in fiscal 2004, the Company recorded a non-cash charge of $2,182,814 in the first quarter of fiscal 2004, reported as a cumulative effect of a change in accounting principle for revenue recognition. Excluding this charge net income for the first six months of fiscal 2004 would have been $890,051. Sales for the first six months of fiscal 2005 were $42,626,281, compared to sales of $36,761,491 for the first six months of fiscal 2004.

John Benfield, President and Chief Executive Officer commented, "Fiscal 2005 is proving to be a successful one for our Company and we are very pleased with our second quarter results, which showed marked improvement over our first quarter. We have made great strides this year and the programs that we have put in place are paying off. We are committed to organically growing our business and believe our reorganization efforts focusing on greater integration will continue to provide CoActive with the ability to accomplish this."

Mr. Benfield, concluded, "We expect to report net earnings per share of between $0.07 and $0.09 for our fiscal third quarter 2005. We also remain confident that the Company will report a profitable year."

The Company also indicated that it recently received a letter from the Securities and Exchange Commission stating that it appears that some portion of CoActive's goodwill balance associated with the acquisition of U.S. Concepts in 1998 should have been classified as an intangible asset separate from goodwill, subject to amortization. The Company is retaining a valuation expert to assist it in determining the amount of the intangible asset. Following such determination, the Company may, or may not, be required to restate prior and current financial statements to give effect to non-cash amortization charges. However, management cannot currently determine the amount of any potential adjustment or what the effect will be on the Company's financial statements.

CoActive Marketing Group, Inc. is a full-service marketing, sales promotion, and interactive services company that develops and manages integrated marketing, sales and promotional programs at both national and local levels for consumer product companies. The programs are geared towards growing incremental sales and profits by identifying and addressing key trade, sales and consumer trends.

This press release includes statements, which constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements reflect the current views of the Company with respect to future events based on currently available information and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in those forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 under "Risk Factors," including but not limited to "Outstanding Indebtedness; Security Interest," "Need for Additional Funding," "Dependence on Key Personnel," "Customers," "Unpredictable Revenue Patterns," "Competition," "Risk Associated with Acquisitions," "Expansion Risk," and "Control by Executive Officers and Directors." The Form 10-K may be obtained by accessing the database maintained by the Securities and Exchange Commission at http://www.sec.gov


                             Financial Tables Follow

                         CoActive Marketing Group, Inc.
                      Consolidated Statement of Operations
                               Three Months Ended
                                   (unaudited)

                                             Three Months Ended                    Six Months Ended
                                             ------------------                    ----------------

----------------------------------------------------------------------------------------------------------
                                      Sept. 30, 2004    Sept. 30, 2003    Sept. 30, 2004    Sept. 30, 2003
----------------------------------------------------------------------------------------------------------
Sales                                 $   23,223,187    $   16,557,568    $   42,626,281    $   36,761,491
----------------------------------------------------------------------------------------------------------
Operating Income                           1,229,344            81,919         1,638,339         1,616,361
----------------------------------------------------------------------------------------------------------
Income before Provision for
Income Taxes, Minority Interest in
Net (Income) Loss of Consolidated
Subsidiary and Cumulative Effect
of Change in Accounting Principle
for Revenue Recognition                    1,165,514            26,519         1,517,387         1,497,660
----------------------------------------------------------------------------------------------------------
Provision for Income Taxes                   434,402             5,872           549,745           616,882
----------------------------------------------------------------------------------------------------------
Net Income before Minority Interest
in Net (income) Loss of
Consolidated Subsidiary and
Cumulative Effect of Change in
Accounting Principle for Revenue
Recognition                                  731,112            20,647           967,642           880,778
----------------------------------------------------------------------------------------------------------
Minority Interest Net (Income) Loss
of Consolidated Subsidiary                   (71,286)           (8,801)         (110,279)            9,273
----------------------------------------------------------------------------------------------------------
Net Income before Cumulative
Effect of Change in Accounting
Principle for Revenue Recognition            659,826            11,846           857,363           890,051
----------------------------------------------------------------------------------------------------------
Net Income (Loss)                     $      659,826    $       11,846    $      857,363    $   (1,292,763)
----------------------------------------------------------------------------------------------------------
Net Income per Common Share
before Cumulative Effect of Change
in Accounting Principle for Revenue
Recognition
----------------------------------------------------------------------------------------------------------
           Basic                      $         0.11    $         0.00    $         0.14    $         0.17
----------------------------------------------------------------------------------------------------------
           Diluted                    $         0.10    $         0.00    $         0.13    $         0.15
----------------------------------------------------------------------------------------------------------
Cumulative Effect of Change in
Accounting Principle for Revenue
Recognition                                       --                --                --    $   (2,182,814)
----------------------------------------------------------------------------------------------------------
Net Income (Loss) per Common
Share after Cumulative Effect of
Change in Accounting Principle for
Revenue Recognition
----------------------------------------------------------------------------------------------------------
            Basic                     $         0.11    $         0.00    $         0.14    $        (0.25)
----------------------------------------------------------------------------------------------------------
            Diluted                   $         0.10    $         0.00    $         0.13    $        (0.25)
----------------------------------------------------------------------------------------------------------
Weighted Average Shares
Outstanding
----------------------------------------------------------------------------------------------------------
            Basic                          5,941,856         5,135,035         5,941,856         5,127,780
----------------------------------------------------------------------------------------------------------
            Diluted                        6,355,295         6,223,819         6,372,063         6,122,859
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                           Consolidated Balance Sheet

                                Sept. 30, 2004        March 31, 2004
                                --------------        --------------
                                            (unaudited)

         Total Assets           $   47,544,826        $   40,696,697
         Current Debt                2,375,000             1,875,000
         Long-Term Debt              2,559,500             3,534,500
         Total Liabilities          31,518,033            25,518,867
         Stockholders' Equity       16,026,793            15,177,830